Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Nos. 333-42891 and 333-90819 on Form S-8 of AutoNation, Inc. of our report dated June 24, 2009, appearing in this Annual Report on Form 11-K of AutoNation 401(k) Plan for the year ended December 31, 2009.

/s/ Crowe Horwath LLP

South Bend, Indiana

June 23, 2010